UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 18, 2007
Date of Report (date of earliest event reported)

 EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

 Commission file number 000-24939
Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 18, 2007 the Board of Directors of East West Bancorp, Inc. elected a new director, Mr. Andrew S. Kane, OBE.

Mr. Andrew S. Kane, OBE, currently serves as Vice Chairman of West Coast Operations of Galen Capital Corporation, a merchant banking and private equity firm. Previously, he was Chief Executive Officer for HSBC Private Bank in Southern California from 2002 to 2006, providing banking and wealth management services. Prior to joining HSBC, Mr. Kane was a Managing Partner with Arthur Andersen in Los Angeles. Mr. Kane is a graduate of the London School of Economics, where he specialized in Accounting and Finance. In 1998 he was awarded the Order of the British Empire (OBE) by Her Majesty Queen Elizabeth II. Mr. Kane is active in the community and has or currently serves on a number of boards, including Greater Los Angeles United Way, UCLA Medical Center Board of Visitors, California Hospital Medical Foundation, Los Angeles World Affairs Council and Center Theater Group (LA Music Center).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007

EAST WEST BANCORP, INC.
By:	/s/ Julia Gouw
Julia Gouw Executive Vice President and Chief Financial Officer